UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	08-8174	22-1847286
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a (Former name or former address, if changed from last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On March 16, 2006, Conolog Corporation (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum of $1.00 per share requirement for the continued inclusion under Nasdaq Marketplace Rule 4310(c)(4)(the “Rule”). The letter further states that pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until September 12, 2006, to regain compliance.1 If at any time before September 12, 2006, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq’s Staff will provide written notification that the Company complies with the Rule, provided, however, pursuant to Marketplace Rule 4301(c)(8)(E), Nasdaq may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance. Marketplace Rule 4310(c)(8)(E) further provides that “In determining whether to monitor bid price beyond 10 business days, Nasdaq shall consider the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes; and, (iv) the trend of the stock price (is it up or down).”

The notice indicates that if compliance with the minimum bid price rule is not regained by September 12, 2006, Nasdaq’s Staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set for in Marketplace Rule 4310(c), except for the bid requirement. If it meets the initial listing criteria, Staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Staff’s determination to delist its securities to a Listing Qualifications Panel.

The Company will continue to monitor the bid price for its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance.

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1The 180 day period relates exclusively to the bid price deficiency. The Company may be delisted during the 180 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during this period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Dated: March 22, 2006	By:	/s/ Robert Benou
Robert Benou Chief Executive Officer